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                                                                    EXHIBIT 23.5

                  CONSENT OF AKIN GUMP STRAUSS HAUER & FELD LLP

                                   May 6, 2004

Enterprise Products Partners, L.P.
2727 North Loop West
Houston, Texas 77008-1037

         Re: Registration Statement on Form S-4 (the "Registration Statement") filed by Enterprise Products Partners, L.P. on the date hereof (Registration No. 333- )

Ladies and Gentlemen:

         We hereby consent to the use of our name in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement under the caption "Legal Matters" and under the caption "The Merger Agreement - Conditions to the Merger". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


                                          Very truly yours,


                                          /s/ AKIN GUMP STRAUSS HAUER & FELD LLP